UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 20, 2012

Date of earliest event reported: April 17, 2012

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 20, 2012, Constellation Energy Partners LLC (the “Company”) issued a press release announcing that its lenders have set the Company’s borrowing base under its reserve-based credit facility at $90.0 million.

A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Borrowing Base Redetermination

On April 20, 2012, the Company announced that its lenders have completed a semi-annual review of the Company’s borrowing base pursuant to the terms of its reserve-based credit facility. Based on this review, the borrowing base has been set by the lenders at $90.0 million.

Borrowings outstanding under the Company’s reserve-based credit facility currently total $88.4 million, leaving the Company with $1.6 million in borrowing capacity. The Company maintained $5.7 million in cash and equivalents as of April 19, 2012.

Derivative and Financial Instruments

The Company enters into hedging arrangements to reduce the impact of changes in the LIBOR interest rate on interest payments on outstanding debt. On April 13, 2012, the Company liquidated an outstanding interest rate swap at a cost of approximately $0.3 million. The Company currently has the following outstanding interest rate swaps that fix its LIBOR rate on $87.0 million of its outstanding debt:

Maturity Date	Total Debt Hedged	LIBOR Fixed Rate
	(in 000’s)
August 20, 2014	$11,000	2.370%
September 20, 2014	$31,000	2.520%
October 19, 2014	$23,500	2.680%
October 22, 2014	$7,500	2.610%
November 20, 2014	$14,000	2.535%

The Company enters into hedging arrangements to reduce the impact of oil and natural gas price volatility on its operations. The Company has recently added additional natural gas and oil hedges for its 2012 through 2015 production. The following tables summarize, for the periods indicated, all of the Company’s hedges currently in place through December 31, 2015.

MTM Fixed Price Swaps—NYMEX (Henry Hub)

	For the quarter ended (in MMBtu)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price
2012			2,453,060	$5.48	2,821,945	$5.15	2,740,584	$5.22	8,015,589	$5.27
2013	2,571,577	$5.27	2,254,332	$5.57	2,193,682	$5.62	2,134,704	$5.65	9,154,295	$5.52
2014	2,082,454	$5.31	2,031,497	$5.36	1,978,427	$5.41	1,929,652	$5.45	8,022,030	$5.38

									25,191,914

MTM Fixed Price Basis Swaps– CenterPoint Energy Gas Transmission (East), ONEOK Gas Transportation (Oklahoma), or Southern Star Central Gas Pipeline (Texas, Oklahoma, and Kansas)

	For the quarter ended (in MMBtu)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Weighted Average $	Volume	Weighted Average $	Volume	Weighted Average $	Volume	Weighted Average $	Volume	Weighted Average $
2012			1,851,025	$0.52	1,680,023	$0.54	1,462,286	$0.58	4,993,334	$0.54
2013	1,402,816	$0.39	1,335,077	$0.39	1,273,525	$0.39	1,223,985	$0.39	5,235,403	$0.39
2014	1,178,422	$0.39	1,133,022	$0.39	1,084,270	$0.39	1,047,963	$0.39	4,443,677	$0.39

									14,672,414

MTM Fixed Price Basis Swaps–West Texas Intermediate (WTI)

	For the quarter ended (in Bbls)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price
2012			21,391	$103.06	20,151	$103.08	25,605	$103.88	67,147	$103.38
2013	23,937	$102.15	22,461	$102.13	21,127	$102.14	19,902	$102.14	87,427	$102.14
2014	18,748	$100.16	17,685	$100.20	16,680	$100.25	15,751	$100.30	68,864	$100.23
2015	14,942	$99.73	14,175	$99.76	13,469	$99.79	12,845	$99.81	55,431	$99.77

									278,869

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: April 20, 2012	By:	/S/ CHARLES C. WARD
Charles C. Ward Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 20, 2012.